UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Meadow Valley Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MEADOW VALLEY CORPORATION
4411 South 40th Street, Suite D-11
Phoenix, Arizona 85040
PROXY STATEMENT AND
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 13, 2006
     To the shareholders of Meadow Valley Corporation:
     The Annual Meeting of the shareholders of Meadow Valley Corporation (the “Company”) will be held at the Marriott Courtyard Las Vegas Convention Center, 3275 Paradise Road, Las Vegas, Nevada, 89109, at 12:00 p.m. on June 13, 2006, or at any adjournment or postponement thereof, for the following purposes, which are set forth more completely in the accompanying Proxy Statement:
1.	To elect three directors of the Company.

2.	To ratify the selection of Semple & Cooper, LLP as the independent registered public accounting firm for the Company for 2006.

3.	To transact such other business as may properly come before the meeting.
     Details relating to the above Proposals are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on April 5, 2006, will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for approval of Proposals 1 and 2.
     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Bradley E. Larson
Bradley E. Larson
Chief Executive Officer

April 27, 2006

PROXY STATEMENT
MEADOW VALLEY CORPORATION
4411 South 40th Street, Suite D-11
Phoenix, Arizona 85040
Telephone: (602) 437-5400
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 13, 2006
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Meadow Valley Corporation (the “Company”), a Nevada corporation, of $.001 par value Common Stock (“Common Stock”) to be voted at the Annual Meeting of Shareholders of the Company (“Annual Meeting”) to be held at 12:00 p.m. on June 13, 2006, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about April 28, 2006. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast (i) for the election of the nominees for directors hereinafter named, (ii) for the ratification of Semple & Cooper, LLP as the Company’s independent registered public accounting firm and (iii) to transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof. Shareholders who hold their shares in “street name” (i.e., in the name of a bank, broker or other record holder) must vote their shares in the manner prescribed by their brokers. After a quorum is declared, the holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to approve any proposed matters.
Revocation of Proxy
     Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.
Dissenter’s Rights or Appraisal
     Pursuant to applicable Nevada law, there are no dissenter’s or appraisal rights relating to the matters to be acted upon at the Annual Meeting.
Solicitation
     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to the solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out-of-pocket expenses incurred by them in so doing.
VOTING SHARES
     The close of business on April 5, 2006, has been fixed by the Board of Directors of the Company as the record date (the “record date”) for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 4,160,853 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter, which may come before the Annual Meeting. Cumulative voting for directors is not permitted.
     One-third of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders’ meeting.

Required Votes
     A plurality of votes cast by shareholders who are either present in person or represented by proxy and entitled to vote at the meeting is required to elect the three nominees for Director under Proposal 1. Approval of Proposal 2 requires the affirmative vote of a majority of the shares present, either in person or by proxy, at the Annual Meeting. The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists and have the effect of a vote “against” any matter as to which a specific proportion of affirmative votes is required for approval. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they do not have discretionary voting authority and have not received instructions as to how to vote on these proposals (so-called “broker non-votes”) are counted for the purpose of determining the presence of or absence of a quorum and have the effect of a vote “against” any matter as to which a specific proportion of affirmative votes is required for approval.
MATTERS TO BE VOTED ON AT THE ANNUAL MEETING
Proposal 1. Election of Directors
     The Company’s By-Laws provide for directors with staggered terms of office, to be divided as equally as possible. Nominees of each class of directors serve for terms of three years (unless a nominee is changing to a different class) and until election and qualification of their successors or until their resignation, death, disqualification or removal from office.
     The Board of Directors currently consists of five members, including two Class A Directors whose terms expire in 2006, one Class B Director who is serving on an interim basis, and two Class C Directors whose terms expire in 2007. At the Annual Meeting, the two Class A Directors are to be elected to three-year terms expiring in 2008 and the Class B Director is to be elected to the remainder of the Class B term, which expires in 2008. The three nominees receiving a plurality of votes by shares represented at the Annual Meeting, if a quorum is present, will be elected as Directors of the Company.
     The nominees for the Class A Directors are Charles E. Cowan and Kenneth D. Nelson, both of whom presently serve on the Board of Directors. The nominee for the Class B Director is Don A. Patterson, who is presently serving on the Board of Directors.
Recommendation of the Board
     The Board of Directors recommends that you vote FOR the election of the nominees for Director.
     Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of each of the persons named below as the Company’s nominees for directors of the Company. Each of the nominees has consented to be named herein and to serve if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend. Members of the Company’s Audit Committee, Nominating and Governance Committee and Compensation Committee are footnoted below.

Name	Positions and Offices with the Company
Nominees:	Class A Directors – Term Expires in 2006:

Charles E. Cowan (1) (2) (3)	Director
Kenneth D. Nelson	Chief Administrative Officer, Vice President and Director

Name	Positions and Offices with the Company
Class B Directors – Term Expires in 2008:

Don A. Patterson (1) (2) (3) (4)	Director

Continuing Directors:	Class C Directors – Term Expires in 2007:

Bradley E. Larson	President, Chief Executive Officer and Director
Charles R. Norton (1) (2) (3)	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Audit Committee.

(3)	Member of the Nominating and Governance Committee.

(4)	Mr. Patterson was appointed by the Board of Directors to serve as a Class B director on an interim basis subsequent to Earle C. May’s resignation on November 1, 2005. Mr. Patterson is nominated to serve the remaining Class B term, which expires in 2008.
Proposal 2. The Ratification of the Selection of Semple & Cooper, LLP as the Independent Registered Public Accounting Firm of the Company for 2006.
     Semple & Cooper, LLP has been selected by the Audit Committee as the Company’s independent registered public accounting firm for 2006. The Board of Directors recommends to the shareholders the ratification of the selection of Semple & Cooper, LLP, independent public accounting firm, to audit the financial statements of the Company and its subsidiaries for 2006. Unless otherwise specified, the proxies solicited herein will be voted in favor of the ratification of Semple & Cooper, LLP as the independent registered public accounting firm for the Company for 2006.
Recommendation of the Board
     The board recommends a vote FOR the ratification of Semple & Cooper, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006.
Security Ownership of Certain Beneficial Owners and Management
     The following table sets forth information concerning the holdings of Common Stock by each person who, as of April 5, 2006, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company’s Common Stock, by each director, named executive officer, and by all directors and executive officers as a group.
     All shares are owned beneficially and of record. Unless otherwise indicated, the address of all persons below is in care of the Company at 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040.

	Number of Shares of Common	Percent
	Stock Owned of Record and	of Common
Name	Beneficially (1)	Stock Owned (1)
Bradley E. Larson (2)	133,129	3.1%
Kenneth D. Nelson (3)	130,821	3.0%
Charles E. Cowan (4)	31,000	*
Charles R. Norton (5)	20,000	*
Alan A. Terril	3,964	*
Cyrus W. Spurlino(6)	498,870	11.5%
Praesidium Investment Management Company, LLC (7)	436,899	10.1%

	Number of Shares of Common	Percent
	Stock Owned of Record and	of Common
Name	Beneficially (1)	Stock Owned (1)
Kim A. Lewis, Trustee of Richard C. Lewis GST Marital Sub Trust and Kim A. Lewis Survivor’s Trust (8)	392,000	9.0%
Tontine Capital Partners, LP (9)	344,452	7.9%

All officers and directors as a group (5 persons)	318,914	7.4%

(*)	Less than 1%.

(1)	Includes stock options exercisable within 60 days from the date hereof.

(2)	Includes vested portion of stock options to purchase 55,667 shares of Common Stock.

(3)	Includes vested portion of stock options to purchase 68,266 shares of Common Stock.

(4)	Includes vested portion of stock options to purchase 31,000 shares of Common Stock.

(5)	Includes vested portion of stock options to purchase 20,000 shares of Common Stock.

(6)	Based solely on a Form 3 filed with the SEC on January 7, 2004. According to this filing, the address of this holder is 4005 Industrial Road, Las Vegas, Nevada 89103.

(7)	Based solely on a Schedule 13G/A filed with the SEC on November 15, 2006. According to this filing, the address of this holder is 747 Third Avenue, New York, New York 10017.

(8)	Based solely on a Schedule 13G/A filed with the SEC on March 30, 2004. According to this filing, the address of this holder is 630 Butte Falls Highway, Prospect, Oregon 97536.

(9)	Based solely on a Schedule 13G/A filed with the SEC on February 14, 2006. According to this filing, the address of this holder is 55 Railroad Avenue, 3rd Floor, Greenwich, Connecticut 06830.
Executive Officers and Directors
     The following is a summary of the business experience of each executive officer and director, or nominee for director, of the Company for at least the last five years:
     Bradley E. Larson, age 51, has been a director of the Company since 1994 and was appointed President in July 1995 and Chief Executive Officer in November 1995. Mr. Larson was employed by Tanner Companies, a contracting and material company located in Phoenix, Arizona, from 1976 until December 1994. He was Division President of the Western Arizona region for Tanner from 1984 to 1988, Vice President of Operations from 1988 to 1989 and President of Tanner’s Construction Division from 1989 until he joined the Company in December 1994. Mr. Larson earned a BSE degree in Industrial Engineering from Arizona State University in 1979. He has been active in several construction industry associations and is past Chairman and Director of The Arizona Rock Products Association and past Director of the Arizona Heavy Highway Chapter of the Associated General Contractors.
     Kenneth D. Nelson, age 48, has been a director of the Company since 1993 and has been involved in the financial reporting and operations management areas of the construction industry since 1982. He joined the Company in April 1989, became Vice President of Finance in February 1992 and Vice President and Chief Administrative Officer in April 1996. From August 1986 until April 1989, he was operations manager for Builders Unlimited, a construction firm based in Phoenix, Arizona. Mr. Nelson earned a Bachelors of Science Degree in Business Administration from Arizona State University in 1984.
     Alan A. Terril, age 65, joined the Company in May 1992, became its Vice President — Nevada Operations in October 1993 and its Chief Operating Officer in March 2001. From February 1979 until April 1992, he was general superintendent, responsible for on site construction management, for Ron Lewis Construction Company, a heavy construction firm.
     Charles E. Cowan, age 59, has been a director since November 1995. Since 1993 he has been President of Charles Cowan & Associates, Ltd. and has an extensive background in government and heavy construction industry consulting. From 1991 to 1993, he held CEO positions in Arizona’s Department of Transportation and Department of Economic Security. He graduated with a Bachelor of Economics Degree from St. Martin’s College in Olympia, Washington, and a Master’s Degree in Public Administration from the University of Missouri at Kansas City, Missouri.

     Charles R. Norton, age 64, has been a director since March 1999. Since 1963, Mr. Norton has been involved in the highway construction industry as a construction foreman, subcontractor, general manager and vice president. He graduated with a Bachelor of Science degree from Brigham Young University in 1968. From 1968 to 1972, he was General Manager of Quaker Empire Construction in Wilkes-Barre, Pennsylvania. From 1972 to 1992, Mr. Norton was Sales Manager, General Manager and Vice President of Syro Steel Company, headquartered in Girard, Ohio. Since 1992, Mr. Norton has been Vice President of Trinity Industries, which purchased Syro in 1972.
     Don A. Patterson, age 52, has been a director since November 2005. He began his career in public accounting, working for eight years at Arthur Andersen where he developed an extensive background in accounting for the construction and construction material industry. He left to become the managing partner of Mansperger, Patterson & McMullin CPA’s where he worked for 19 years, continuing to provide accounting service and consultation to clients in both the construction materials and contracting industries. During that period he founded Legacy Window Coverings, LLC, an importing and distribution business where he currently serves as CEO. He has devoted his full time attention to Legacy’s operations since 2004. Mr. Patterson graduated with a degree in accounting from Arizona State University in 1978 and received his Certified Public Accountant’s certificate in 1983.
     David D. Doty, age 41, joined the Company in August 2005 and was named Secretary, Treasurer, Chief Financial Officer and Principal Accounting Officer in April 2006. He received his Bachelor of Science degree with a major in Accounting from the California State Polytechnic University, Pomona in 1992. He received his Certified Public Accountant’s certificate from the State of California in 2003. From 1991 to 1994 he was a supervisor at Brabo, Carlsen & Cahill, CPA’s in Palm Springs California. From 1994 to 2000 he was Vice President of Operations and Controller for a hospitality and tourism firm in Rancho Mirage California and from 2000 to 2005 he was first Corporate Controller and then Vice President of Administration, Treasurer and Chief Financial Officer of Star Markets, Ltd. in Honolulu Hawaii.
Disclosure of Audit and Non-Audit Fees
     The following table shows the fees paid or accrued by the Company for the audit and other services provided by the Company’s accountants for the years ended December 31, 2005 and 2004:

	For the Years Ended December 31,
	2005	2004
Audit fees for the years ended December 31 and fees for the review of financial statements included in quarterly reports on Form 10-Q(1)	$129,000	$84,000
Audit related fees(2)(3)	182,670	16,000
Tax fees	27,603	15,800
Other service fees	1,160	—

(1)	Fees incurred during 2005 are consolidated and include fees incurred by a majority owned subsidiary.

(2)	Fees incurred during 2005 are consolidated and include fees incurred by a majority owned subsidiary incurred in connection with the initial public offering of the majority owned subsidiary.

(3)	Audit related fees incurred during 2004 in relation to our Health and Welfare Plan and our Profit Sharing Plan in the amount of $16,000 were paid by us. During 2005, the Plans incurred and paid the audit related fees associated with the respective plans.
     The Audit Committee has concluded that the provision of services by Semple & Cooper, LLP are compatible with maintaining their independence and has approved the above mentioned services performed.
     The Audit Committee has a Pre-approval Policy (“Policy”) governing the approval of all audit and non-audit services performed by the independent registered public accountants in order to ensure that the performance of such services does not impair the independent registered public accountants.

     According to the Policy, the Audit Committee will annually review and pre-approve the services and fees that may be provided by the independent registered public accountants during the following year. The Policy specifically describes the services and fees related to the annual audit, other services that are audit-related, preparation of tax returns and tax related compliance services and all other services that have the pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period.
     Any service to be provided by the independent registered public accountants that has not received general pre-approval under the Policy is required to be submitted to the Audit Committee for approval prior to the commencement of a substantial portion of the engagement. Any proposed service exceeding pre-approved cost levels is also required to be submitted to the Audit Committee for specific approval.
     The Audit Committee will revise the list of general pre-approved services from time to time based on subsequent determinations. The Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accountant to management.
     A representative of Semple & Cooper, LLP is expected to be present at the Annual Meeting. He will not make a statement but will respond to appropriate questions.
Board of Directors—Composition and Compensation
     Our Board currently consists of five directors, three of whom, Messrs. Norton, Patterson and Cowan are independent as defined under rules promulgated by the Securities and Exchange Commission (“SEC”) and the Nasdaq Stock Exchange. The Board of Directors currently consists of five members, including two Class A Directors whose terms expire in 2006, one Class B Director who is serving on an interim basis, and two Class C Directors whose terms expire in 2007. At the Annual Meeting, the two Class A Directors are to be elected to three-year terms expiring in 2008 and the Class B Director is to be elected to the remainder of the Class B term, which expires in 2008. There are no family relationships among any of our directors or officers.
     Directors not employed by the Company receive $7,000 per year for attending Board of Directors’ meetings, $2,000 for each committee upon which they serve and are reimbursed for out-of-pocket expenses. The Board of Directors held four regularly scheduled meetings during the last full fiscal year and one special meeting. No director attended less than 75% of the aggregate of such meetings and meetings held by committees of the Board on which he served.
     We do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of shareholders, but strongly encourage directors to attend. Five members of our Board of Directors attended the 2005 Annual Meeting of Shareholders.
Committees of the Board of Directors
The Nominating and Governance Committee
     The Nominating and Governance Committee is currently comprised of Messrs. Cowan, Norton and Patterson, our independent directors. Mr. Cowan is our Nominating and Governance Committee Chairman. The Committee held four meetings during fiscal 2005. The purpose of the Nominating and Governance Committee is as follows:
•	identify, consider and nominate candidates for membership on the Board, including any nominees properly received by the Secretary of the Corporation from any shareholder;

•	develop, recommend and evaluate corporate governance guidelines and a code of business conduct and ethics applicable to the Company;

•	make recommendations regarding the structure and composition of the Board and Board committees; and

•	advise the Board on corporate governance matters.

     All members of our Nominating and Governance Committee are “independent,” as defined under applicable law and the listing standards for companies traded on the Nasdaq SmallCap Market. We have adopted a Nominating and Governance Committee charter August 10, 2004. This charter is not available on our website but is available as an exhibit to the Company’s Proxy Statement filed with the SEC on April 27, 2005.
     The Nominating and Governance Committee is responsible for identifying and nominating individuals qualified to serve on the Board and the Committees of the Board, as well as reviewing the effective corporate governance policies and procedures and recommending any applicable modifications thereto. The Nominating and Governance Committee will consider, but is not required to approve, nominations for directors by shareholders for any annual meeting of the Company, provided a written recommendation is received by the Company no later than the date shareholder proposals must be submitted for consideration prior to such annual meeting.
     In evaluating the suitability of potential nominees for membership on the Board, the Nominating and Governance Committee will consider the Board’s current composition, including expertise, diversity, and balance of inside, outside and independent directors, and consider the general qualifications of the potential nominees, such as:
•	unquestionable integrity and honesty;

•	the ability to exercise sound, mature and independent business judgment in the best interests of the shareholders as a whole;

•	recognized leadership in business or professional activity;

•	a background and experience that will complement the talents of the other Board members;

•	willingness and capability to take the time to actively participate in Board and Committee meetings and related activities;

•	ability to work professionally and effectively with other Board members and the Company’s management;

•	an age to enable the Director to remain on the Board long enough to make an effective contribution; and

•	absence of realistic possibilities of conflict of interest or legal prohibition.
     The Committee will also see that all necessary and appropriate inquiries are made into the backgrounds of such candidates. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem to be in the best interests of the Company and its shareholders.
The Audit Committee
     Our Audit Committee consists of Messrs. Patterson, Cowan and Norton. Mr. Patterson is our Audit Committee Chairman and has been determined by the Board to be a financial expert within the meaning of the rules and regulations of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the opinion of the Board and as “independent” is defined under current standards of the Nasdaq Stock Exchange, these directors are independent of management and free of any relationship that would interfere with their exercise of independent judgment as members of this committee. The Audit Committee reviews in detail and recommends approval by the Board of our annual and quarterly financial statements, recommends approval of the remuneration of our auditors to the Board, reviews the scope of the audit procedures and the final audit report prepared by our auditors and reviews our overall accounting practices, procedures and internal controls with our auditors.
     The Audit Committee acts under a written charter adopted and approved by the Board. This charter is available as an exhibit to the Proxy Statement filed by the Company with the SEC on April 29, 2003.

The Compensation Committee on Executive Compensation
     The Compensation Committee is currently comprised of Messrs. Norton, Cowan and Patterson, our independent directors. Mr. Norton is our Compensation Committee Chairman. The purpose of the Compensation Committee is to determine the compensation to be paid to the Company’s executive officers, and to approve incentive compensation. The Compensation Committee reviews the recommendations of the Chief Executive Officer on the compensation levels of all other officers, reviews and approves changes to the Company’s compensation policies and practices and is responsible for the administration of the Company’s Equity Incentive Plan. The Committee held four meetings in fiscal 2005.
Report of the Audit Committee
     The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.
     The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee has discussed with the independent auditors, the auditors’ independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatibility of nonaudit services with the auditors’ independence.
     The Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The Committee held four meetings during fiscal 2005.
     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended and approved the selection of the Company’s independent auditors.
Don A. Patterson, Audit Committee Chair
Charles E. Cowan, Audit Committee Member
Charles R. Norton, Audit Committee Member
Dated: March 20, 2006
Compensation Committee Report on Executive Compensation
     The Compensation Committee currently consists of three members of the Board of Directors: Messrs. Patterson, Cowan and Norton, our independent directors. The Compensation Committee has the responsibility for allocation of cash and other compensation as well as stock options to executive officers of the Company. In those instances in which Rule 16b-3 of the Securities Exchange Act of 1934 requires grants or awards of stock options to be made by a “disinterested” committee, the Compensation Committee is solely responsible for the administration of such plans.
     The entire Board regularly reviews the Compensation Committee decisions relating to executive compensation. The Company’s executive compensation policies, as endorsed by the Compensation Committee, have been designed to provide a balanced compensation program that will assist the Company in its efforts to attract, motivate and retain talented executives who the Compensation Committee and senior management believe are important to the long-term financial success of the Company. The Compensation Committee believes that equity incentives for officers and key employees that are related to the appreciation of the Company’s common stock provide equitable incentives to increase the profitability of the Company. In general, the compensation policies and practices are based upon the following subjective principles:
•	Compensation programs should reflect and promote our goals and reward individuals for contributions to our success in achieving the Company’s goals.

•	Compensation should be related to the value created for our shareholders.

•	Compensation programs should integrate both our long- and short-term strategies.

•	Compensation programs should provide incentive for excellence in individual performance and promote teamwork among our management.

•	Compensation programs should be designed to attract and retain executives critical to our success.

•	Stock ownership by management and stock-based compensation plans are beneficial in aligning management’s and the shareholders’ interest in the enhancement of shareholder value.
Chief Executive Officer
     Mr. Larson has served as our Chief Executive Officer since November 1995. As Chief Executive Officer, Mr. Larson receives a base salary and is eligible to receive stock options under the 2004 Plan and is eligible to receive bonus compensation. The Compensation Committee’s evaluation process with respect to the Chief Executive Officer’s compensation is comprised of the same components that are utilized by the Board in evaluating the compensation of other members of senior management.
Charles R. Norton, Compensation Committee Chair
Don A. Patterson, Compensation Committee Member
Charles E. Cowan, Compensation Committee Member
Dated: March 20, 2006
Executive Compensation
     The following table sets forth certain information concerning compensation paid to the Company’s Chief Executive Officer and the other executive officers whose salaries exceed $100,000 for the years ended December 31, 2005, 2004 and 2003:

Summary Compensation Table
	Annual Compensation:			Long-Term Compensation:
Name and				Other Annual	Awarded	All Other
Principal Position	Year	Salary	Bonus (1)	Compensation	Options	Compensation (2)
Bradley E. Larson	2005	$216,942	$384,740	—	—	—
President, Chief	2004	203,134	12,500	—	—	—
Executive Officer	2003	162,750	—	—	50,000	—
and Director

Alan A. Terril (3)	2005	140,519	231,300	—	—	457,173
Vice President and Chief	2004	131,816	21,840	—	—	—
Operating Officer	2003	127,036	3,811	—	32,500	—

Kenneth D. Nelson	2005	135,706	221,055	—	—	—
Vice President, Chief	2004	125,647	12,500	—	—	—
Administrative Officer	2003	100,000	—	—	32,500	—
and Director

Clint Tryon (3)	2005	124,972	219,555	—	—	106,968
Secretary, Treasurer	2004	113,750	—	—	—	—
and Principal	2003	100,000	—	—	40,000	—
Accounting Officer

(1)	Bonus amounts reflect payments made under the Company’s incentive compensation plan for operational performance.

(2)	Management believes that the value of any other benefits to any officer during the years ended December 31, 2005, 2004 and 2003, neither exceed $50,000 nor fell within a category requiring inclusion.

(3)	Other compensation amounts for 2005 include the disqualifying dispositions of our stock acquired through the exercise of incentive stock options. Amounts realized on the exercise but not on the disposition of incentive stock options is included in the table below entitled Aggregated Options in Last Fiscal Year End and Fiscal Year-End Option Values.
     In 2005, the Company executed three year employment agreements with Messrs. Larson, Terril and Nelson providing for annual base salaries of $250,000, $150,000 and $140,000, respectively. All individuals are eligible to receive bonuses based upon performance as determined by our Compensation Committee and approved by our Board of Directors. In the event we terminate any of these individuals without cause (as defined in the agreements) or we are the subject of a change of control, all options held by the individual will vest and we will be required to pay compensation for the remaining term of each agreement with these individuals.
Executive Compensation Bonus Plans
     Pursuant to incentive compensation plans adopted in 1996 and revised in 2004, the Company’s executive officers are eligible for cash bonuses based upon the Company’s profitability. For bonuses paid by the Company, see “Executive Compensation”, above.
Equity Incentive Plan
     In 2005, the 2004 Plan was ratified by the shareholders. The 2004 Plan permits the granting of any or all of the following types of awards: (1) incentive and nonqualified stock options, (2) stock appreciation rights, (3) stock awards, restricted stock and stock units, (4) other stock or cash-based awards. In connection with any award or any deferred award, payments may also be made representing dividends or their equivalent.
     The 2004 Plan authorizes the issuance of up to 1,200,000 shares of Common Stock, all of which were previously reserved for issuance under the Company’s Prior Plan. Shares of Common Stock covered by an award granted under the 2004 Plan will not be counted as used unless and until they are actually issued and delivered to a participant. Shares relating to awards granted under the 2004 Plan that are forfeited, settled for cash or otherwise terminated and shares withheld by or tendered to the Company in connection with the exercise of an option or other award granted under the 2004 Plan or in connection with the satisfaction of tax withholding obligations relating to awards or exercises of options or other awards are available for grant under the 2004 Plan. Awards made or adjusted to assume or convert awards in connection with acquisition transactions will not reduce the number of shares authorized for issuance under the 2004 Plan. The shares of stock deliverable under the 2004 Plan will consist of authorized and unissued shares. The plan administrator may adjust the aggregate number of shares or the awards under the plan in the event of a change affecting shares of Common Stock, such as stock dividends, recapitalization, reorganization or mergers.
     The 2004 Plan is administered by the Compensation Committee of the Board of Directors which was comprised of non-employee directors. The 2004 Plan has no fixed termination date. The Company’s Board of Directors or the committee may generally amend, alter, suspend, discontinue or terminate all or a portion of the 2004 Plan at any time, as long as the rights of a participant are not materially impaired without the participant’s consent, subject to shareholder approval to the extent necessary to comply with applicable law, stock exchange rule or regulatory requirements or, as determined by the committee, to qualify with tax requirements.
     In 2005, we granted, under the 2004 Plan, an aggregate of 15,000 stock options to an officer and a director at an exercise price of $9.38.

Securities Authorized for Issuance under Equity Compensation Plan
     The following table provides information as of December 31, 2005 regarding compensation plans (including individual compensation arrangements) under which equity securities of the Company are authorized for issuance.
Equity Compensation Plan Information

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued upon	Weighted-Average	Equity Compensation Plans
	Exercise of	Exercise Price of	(Excluding Securities Reflected
	Outstanding Options	Outstanding Options	in Column (a))
Plan Category	(a)	(b)	(c)
Equity Compensation Plans Approved by Security Holders	494,857	3.34	169,481

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	494,857	3.34	169,481

     The 2004 plan provides that the number of shares with respect to which options may be granted, and the number of shares of Common Stock subject to an outstanding option, shall be proportionately adjusted in the event of a subdivision or consolidation of shares or the payment of a dividend on Common Stock, and the purchase price per share of outstanding options shall be proportionately revised.
Option Grants in Last Fiscal Year
     The table below sets forth the total number of options issued to each current executive officer and director of the Company in 2005.

Percent of
	Number	Total Options			Grant Date
	of Options	Granted in	Exercise	Expiration	Present
	Granted	Fiscal Year	Price	Date	Value (1)

Bradley E. Larson	—	—	$—	—	$—

Kenneth D. Nelson	—	—	—	—	—

Alan A. Terril	—	—	—	—	—

Charles E. Cowan	—	—	—	—	—

Charles R. Norton	—	—	—	—	—

Don A. Patterson	7,500	50.00%	9.38	11/01/2015	38,850

David D. Doty	7,500	50.00%	9.38	11/01/2015	38,850

(1)	The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for grants: expected life of options of 3 years, expected volatility of 80.896%, risk-free interest rates of 5%, and a 0% dividend yield.

Aggregated Options in Last Fiscal Year and Fiscal Year-End Option Values
     The following table summarizes options exercised during 2005 and presents the value of unexercised options held by the named executives at fiscal year-end:

			Number of Securities	Value of Unexercised
			Underlying Unexercised	In-the-Money
	Shares		Options	Options
	Acquired	Value	at Fiscal Year-End	at Fiscal Year-End
Name	on Exercise	Realized (2)	Exercisable/Unexercisable	Exercisable/Unexercisable (1)

Bradley E. Larson	56,666	$378,526	55,667/16,667	$442,655/168,670
Alan A. Terril	87,925	588,986	941/10,834	9,523/109,640
Kenneth D. Nelson	14,000	42,140	68,266/10,834	587,963/109,640
Clint Tryon	26,666	239,498	0/13,334	0/134,940

(1)	Calculated by taking the closing market price of the Company’s common stock on December 30, 2005, of $11.58 per share, less the exercise price, multiplied by the number of options exercisable or unexercisable. The amounts in these columns may not represent amounts actually realized by these executive officers.

(2)	Includes amounts realized on the disqualifying dispositions of incentive stock options and the exercise but not the disposition of incentive stock options.
     The Company has no long-term incentive compensation plans.
Compensation Committee Interlock and Insider Participation
     The Compensation Committee currently consists of three members of the Board of Directors: Messrs. Cowan, Norton and Patterson. No member of this Committee was at any time during the Company’s 2005 fiscal year, or at any other time, an officer or employee of the Company.
     Two executive officers of the Company and all three members of our Compensation Committee serve on the Board of Directors of Ready Mix, Inc. (RMI), a majority owned subsidiary.
Communications with the Board of Directors
     Shareholders may communicate with any and all members of the Board of Directors by transmitting correspondence by facsimile or mail addressed to one or more directors by name or to the Chief Executive Officer, for a communication to the entire Board at the following address: Meadow Valley Corporation, 4411 South 40th Street, Suite D-11, Phoenix, Arizona 85040.
     Communications from our shareholders to one or more directors will be collected and organized by our Corporate Secretary under procedures adopted by our Directors. The Corporate Secretary will forward all communications to the Chief Executive Officer or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, at his discretion, forward only representative correspondence.
     The Chief Executive Officer will determine whether any communication addressed to the entire Board of Directors should be properly addressed by the entire Board of Directors or a committee thereof. If a communication is sent to the Board of Directors or a committee, the Chief Executive Officer or the Chairman of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response may be coordinated with our counsel.
Code of Ethics
     Our Board of Directors has adopted a Code of Ethics that applies to our executive officers, senior financial officers and directors of our company. We have posted the Code of Ethics on our website http://www.meadowvalley.com.

     In accordance with the Sarbanes-Oxley Act of 2002 and the listing standards of the Nasdaq SmallCap Market, we have adopted procedures to facilitate the submission, on a confidential and anonymous basis, of complaints, reports and concerns by any person regarding (1) accounting, internal accounting controls or auditing matters, (2) actual or potential violations of laws, rules or regulations, and (3) other suspected wrongdoing, including in connection with our Code of Ethics.
Section 16(a) Beneficial Ownership Reporting Compliance
     We believe all of our directors and officers, except Mr. Terril and Mr. Patterson, have timely filed all reports in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Terril filed a Form 4 late to report the exercise and sale of stock options on August 24, 2005. The Form 4 was filed on August 30, 2005. Mr. Patterson filed a Form 4 late to report the stock options which were issued to him on November 1, 2005. The Form 4 was filed on November 8, 2005.
Certain Relationships and Related Transactions
     As of December 31, 2005, we had a 49% membership interest in LAM Contracting, LLC, (“LAM”), an electrical contractor located in Las Vegas Nevada, and Louis Anthony Mayorga has the remaining 51% membership interest. Our investment in LAM as of December 31, 2005 and 2004 was $768,000 and $745,102, respectively. We are currently in negotiations to sell its interest in LAM to the majority owner.
     During the years ended December 31, 2005 and 2004 we provided construction materials to LAM in the amounts of $152,630 and $18,346. Amounts due from LAM at December 31, 2005 and 2004 was $40,956 and $39,088, respectively.
     LAM provided materials, labor and equipment used in our business during the years ended December 31, 2005 and 2004, in the amounts of $7,740 and $44,593, respectively. No obligations were due to LAM at December 31, 2005 and 2004.
     In January 2005, we entered into a three-year Administrative Services Agreement with RMI. Under the terms of the agreement, RMI pays us $22,000 per month for all such administrative services including the time of our Chief Executive Officer and Chief Financial Officer who perform similar services for RMI. Notwithstanding the agreement, each company has its own separate office and field facilities, operating management and employees.
     During the years ended December 31, 2005 and 2004, Gary A. Agron rendered professional services to us in the amounts of $164,202 and $0, respectively. During the years ended December 31, 2005 2004, we incurred director fees of $110,500 and $40,000 in aggregate to outside members of the board of directors. At December 31, 2005 and 2004, $124,625 and $0 was due to Gary A. Agron and outside members of the board of directors.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG MEADOW VALLEY CORPORATION, THE NASDAQ STOCK MARKET
(U.S.) INDEX, AND THE DOW JONES US HEAVY CONSTRUCTION INDEX

* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.
Source of Graph by Research Data Group, Inc,
Comparison of 5 Year Cumulative Total Return
Among Meadow Valley Corporation, the NASDAQ Stock Market (U.S.) Index
and the Dow Jones US Heavy Construction Index

Measurement Period	Meadow Valley	Nasdaq Stock	Dow Jones US
(Fiscal Year Ending)	Corporation	Market (U.S.) Index	Heavy Construction Index
FYE 12/00	100.00	100.00	100.00
FYE 12/01	65.00	79.08	105.03
FYE 12/02	26.00	55.95	88.09
FYE 12/03	57.00	83.35	120.16
FYE 12/04	132.67	90.64	145.71
FYE 12/05	386.00	92.73	210.56
Source of Chart by Research Data Group, Inc.

PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
AT THE 2007 ANNUAL MEETING OF SHAREHOLDERS
     Any shareholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company’s principal executive offices prior to December 29, 2006. The proponent must be a record or beneficial shareholder entitled to vote at the Annual Meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held and otherwise comply with the requirements of the Exchange Act.
OTHER BUSINESS
     Management of the Company is not aware of any other matters which are to be presented at the Annual Meeting, nor has it been advised that other persons will present any other proposals. However, if other matters properly come before the Annual Meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.
     The above notice and Proxy Statement are sent by order of the Board of Directors.

/s/ Bradley E. Larson
Bradley E. Larson
Chief Executive Officer

April 27, 2006

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
MEADOW VALLEY CORPORATION
TO BE HELD JUNE 13, 2006
     The undersigned hereby appoints Bradley E. Larson as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Meadow Valley Corporation held of record by the undersigned on April 5, 2006, at the Annual Meeting of Shareholders to be held June 13, 2006, or any adjournment or postponement thereof.
1.	Election of directors:
☐	FOR.

☐	AGAINST

☐	WITHHOLD AUTHORITY

NOMINEES: Charles E. Cowan; Don A. Patterson; Kenneth D. Nelson
INSTRUCTIONS: To withhold authority to vote for individual nominees, write their names in the space provided:

2.	Proposal to ratify the selection of Semple & Cooper, LLP as independent auditors for the fiscal year ending December 31, 2006:
☐	FOR.

☐	AGAINST

☐	WITHHOLD AUTHORITY
     3.     In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.
     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER THE PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS NAMED IN ITEM 1 AND FOR THE TWO REMAINING PROPOSALS ABOVE.
     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.
     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date	Signature

Signature, If Held Jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY FOLDING THIS CARD IN HALF, SEAL WITH THE MAILING ADDRESS SHOWING, ATTACH CORRECT POSTAGE AND MAIL.
     PLEASE CHECK IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING: